EXECUTION VERSION

TRADEMARK SECURITY AGREEMENT dated as of August 17, 2017 (this “Agreement”), among the grantors listed on Schedule I hereto (the “U.S Grantors”) and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”).
Reference is made to (a) the Collateral Agreement dated as of November 5, 2009 (as amended, restructured, renewed, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, Closure Systems International Holdings LLC, Reynolds Group Issuer LLC (the “U.S. Co-Issuer”), Reynolds Group Issuer Inc. (together with the U.S. Co-Issuer, the “U.S. Issuers”), the Subsidiaries of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto and the Collateral Agent, (b) the Fourth Amended and Restated Credit Agreement dated as of August 5, 2016, as amended by Amendment No. 11 dated as of October 4, 2016, the Incremental Assumption Agreement dated as of October 7, 2016, and by the Incremental Assumption Agreement dated February 7, 2017 (as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers (as defined therein) (the “Borrowers”), Holdings, the other Guarantors (as defined therein) (together with Holdings, the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent, (c) the Indenture dated as of February 1, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “February 2011 Senior Secured Notes Indenture”), among the Issuers, Reynolds Group Issuer (Luxembourg) S.A. (together with the U.S. Issuers, the “Issuers”), the guarantors from time to time party thereto, The Bank of New York Mellon (the “BNYM”), as trustee, principal paying agent, registrar and transfer agent and The Bank of New York Mellon, London Branch (the “BNYM London”), as paying agent, (d) the Indenture dated as of September 28, 2012 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “September 2012 Senior Secured Notes Indenture”), among the Issuers, the guarantors from time to time party thereto, BNYM as trustee, principal paying agent, registrar, transfer agent and collateral agent, BNYM London as paying agent and Wilmington Trust (London) Limited, as additional collateral agent (the “Additional Collateral Agent”), and (e) the Indenture dated as of June 27, 2016 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “June 2016 Senior Secured Notes Indenture”), among the Issuers, the guarantors from time to time party thereto, BNYM, as trustee, principal paying agent, transfer agent, collateral agent, registrar and calculation agent and the Additional Collateral Agent. The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Senior Secured Note Holders have agreed to extend credit to the Issuers pursuant to, and upon the terms and conditions specified in, the February 2011 Senior Secured Notes Indenture, the September 2012 Senior Secured Notes Indenture and the June 2016 Senior Secured Notes Indenture. The parties hereto agree as follows:
SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified pursuant to the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. Each U.S. Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a Security Interest in all of such U.S. Grantor’s right, title or interest in, to and under all of the Trademarks of such U.S. Grantor (including those listed on Schedule II hereto) now owned or at any time hereafter acquired by such U.S. Grantor or in which such U.S. Grantor now has or at any time in the future may acquire any right, title or interest as security for the payment or performance, as the case may be, in full of the Obligations.
SECTION 3. Purpose. This Agreement has been executed and delivered by the parties hereto for the purpose of recording the grant of the Security Interest with the United States Patent and Trademark Office. This Agreement is expressly subject to the terms and conditions set forth in the Collateral Agreement.
SECTION 4. Collateral Agreement. The U.S. Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the Trademarks are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CLOSURE SYSTEMS INTERNATIONAL INC.,
By
/s/ Tracy Reeves
Name: Tracy Reeves
Title: Secretary and Vice President

EVERGREEN PACKAGING INC.,
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

GRAHAM PACKAGING COMPANY, L.P.,
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

PACTIV LLC,
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

REYNOLDS CONSUMER PRODUCTS LLC,
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

REYNOLDS PRESTO PRODUCTS INC.,
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

THE BANK OF NEW YORK MELLON, as Collateral Agent,
By
/s/ Lesley Daley
Name: Lesley Daley
Title: Vice President

Schedule I
U.S. Grantors
Closure Systems International Inc.
Evergreen Packaging Inc.
Graham Packaging Company, L.P.
Pactiv LLC
Reynolds Consumer Products LLC
Reynolds Presto Products Inc.
Schedule II
Trademarks and Trademark Applications

Current Owner	Country	Mark	Appl No	Reg No
Closure Systems International Inc.	United States	ASEPTI-LOK	77/788900	4053472
Closure Systems International Inc.	United States	DAIRY-LOK	86/746354
Closure Systems International Inc.	United States	FLEX-CHUCK	85/850331	4417777
Closure Systems International Inc.	United States	MB-LOK MINI	85/210737	4089919
Closure Systems International Inc.	United States	PRO-LOK	86/746340
Closure Systems International Inc.	United States	SCANCAP	77/834496	4339017
Evergreen Packaging, Inc.	United States	CHOOSE CARTONS	87/109289
Evergreen Packaging, Inc.	United States	FRESHSIP GREEN	86/957926
Evergreen Packaging, Inc.	United States	SMARTFIT	86/969329
Evergreen Packaging, Inc.	United States	SMARTPAK	86/969320
Evergreen Packaging Inc.	United States	CARTON2GARDEN	86/372410
Evergreen Packaging Inc.	United States	EVERGREEN	85/167581	4547880
Evergreen Packaging Inc.	United States	EVERGREEN	85/167583	4547881
Evergreen Packaging Inc.	United States	EVERGREEN	85/167573	4547879
Evergreen Packaging Inc.	United States	EVERGREEN FOREST CERTIFICATION	85/575085	4538328
Evergreen Packaging Inc.	United States	EVERGREEN PACKAGING	85/142596	4036225
Evergreen Packaging Inc.	United States	EVERGREEN PACKAGING and hexagon design	85/015327	4091641
Evergreen Packaging Inc.	United States	EVERGREEN PACKAGING and hexagon design	85/015328	4254360
Evergreen Packaging Inc.	United States	EVERGREEN PACKAGING and hexagon design 2	85/183969	4692677
Evergreen Packaging Inc.	United States	EVERGREEN PACKAGING and hexagon design 2	85/183950	4106601
Evergreen Packaging Inc.	United States	EVERGREEN PACKAGING and hexagon design 2	85/183975	4199214
Evergreen Packaging Inc.	United States	EVERGREEN PACKAGING and hexagon design 2	85/183978	4106603
Evergreen Packaging Inc.	United States	EVERGREEN PACKAGING and hexagon design 2	85/183980	4183926
Evergreen Packaging Inc.	United States	EVERGREEN PACKAGING and hexagon design 2	85/183949	4097018
Evergreen Packaging Inc.	United States	FRESH BY DESIGN	85/170770	4191319
Evergreen Packaging Inc.	United States	FRESH BY DESIGN	85/170768	4187431
Evergreen Packaging Inc.	United States	FRESH BY DESIGN	85/170762	4538012
Evergreen Packaging Inc.	United States	FRESH HOUSE	86/957919
Evergreen Packaging Inc.	United States	FRESH TASTE	87/003123
Evergreen Packaging Inc.	United States	FRESHCAP	85/088858	3931015
Evergreen Packaging Inc.	United States	FRESH-LOOK	85/396502	4246980
Evergreen Packaging Inc.	United States	FRESHSIP	86/957929
Evergreen Packaging Inc.	United States	FRESHSIP GREEN	86957926
Evergreen Packaging Inc.	United States	HEALTHY BEVERAGE SHOPPER	87/057070
Evergreen Packaging Inc.	United States	Hexagon design (forest certification logo)	85/851585	4752333
Evergreen Packaging Inc.	United States	MADE BY MILK	85/446547	4251261
Evergreen Packaging Inc.	United States	MADE BY MILK	85/446536	4243322
Evergreen Packaging Inc.	United States	SMART POUR	87/077722
Evergreen Packaging Inc.	United States	TWIST-IT	86/471933
Graham Packaging Company, L.P.	United States	AEROPET	86/199093	4752818
Graham Packaging Company, L.P.	United States	AEROPET & Design	86/561957	4884465
Pactiv LLC	United States	ACTIVETECH	85/491642	4266986
Pactiv LLC	United States	CLEARVIEW	86/231096	4741926
Pactiv LLC	United States	GARDENWARE	85/461570	4289927
Pactiv LLC	United States	MASTER SELECT	85/485976	4429312
Pactiv LLC	United States	MASTERTOP	86/383178	4802409
Pactiv LLC	United States	ONEBOX	85/829028	4614463
Pactiv LLC	United States	THE GARDEN PARTY	85/579501	4214040
Pactiv LLC	United States	Tree with Chasing Arrows Logo	77/981425	3955843
Reynolds Consumer Products LLC	United States	PARTY ON!	87/276603
Reynolds Consumer Products LLC	United States	ALL YOU NEED IN ONE BAG	86/119754	4679806
Reynolds Consumer Products LLC	United States	BBQ BUDDY	75/168931	2182802
Reynolds Consumer Products LLC	United States	BE SURE IT'S SECURE	86/105581	4782642
Reynolds Consumer Products LLC	United States	BLACK TIE	85/384710	4231045
Reynolds Presto Products Inc.	United States	COLOR SEAL	77/083648	3413619
Reynolds Consumer Products LLC	United States	CREATE MEAL MAGIC EVERY DAY	85/754246	4328417
Reynolds Consumer Products LLC	United States	CRYSTAL COAT	85/527097	4213301
Reynolds Consumer Products LLC	United States	CUT-RITE (stylized)	73/601303	1421892
Reynolds Consumer Products LLC	United States	FOIL CHARACTER design (black and white)	85/763474	4332082
Reynolds Consumer Products LLC	United States	FOIL CHARACTER design (color)	85/763456	4332081
Reynolds Consumer Products LLC	United States	HEFTY	77/981631	3963246
Reynolds Consumer Products LLC	United States	HEFTY	85/523690	4339591
Reynolds Consumer Products LLC	United States	HEFTY	85/595977	4214066
Reynolds Consumer Products LLC	United States	HEFTY EARTHCHOICE	77/981284	3932642
Reynolds Consumer Products LLC	United States	HEFTY REYNOLDS WRAP RACING stylized	85/624241	4419397
Reynolds Consumer Products LLC	United States	HEFTY TRASH IT!	85/449587	4329019
Reynolds Consumer Products LLC	United States	HEFTY TRASH IT! and design	85/460007	4332578
Reynolds Consumer Products LLC	United States	MAXLOCK	85/553795	4213980
Reynolds Consumer Products LLC	United States	PARTYWARE	73/740187	1577805
Reynolds Consumer Products LLC	United States	REYNOLDS	85/371871	4131033
Reynolds Consumer Products LLC	United States	REYNOLDS	85/431600	4160470
Reynolds Consumer Products LLC	United States	REYNOLDS	86/862357	5035317
Reynolds Consumer Products LLC	United States	REYNOLDS KITCHENS	86/902519	5048677
Reynolds Consumer Products LLC	United States	REYNOLDS KITCHENS	86/918661
Reynolds Consumer Products LLC	United States	REYNOLDS REAL MOM	85/791456	4383306
Reynolds Consumer Products LLC	United States	REYNOLDS REAL MOMS	85/970408	4477919
Reynolds Consumer Products LLC	United States	REYNOLDS REAL MOMS (stylized)	85/970641	4595415
Reynolds Consumer Products LLC	United States	REYNOLDS WRAP	85/387917	4240235
Reynolds Consumer Products LLC	United States	REYNOLDS WRAP FOIL FOIL MADE IN U.S.A. FOR THE GRILL HEAVY DUTY NON-STICK ALUMINUM FOIL	86/061997	5107318
Reynolds Consumer Products LLC	United States	SAY IT WITH CUPCAKES	77/760515	4122160
Reynolds Consumer Products LLC	United States	SMARTGRID	86/534740	4965812
Reynolds Presto Products Inc.	United States	SPOOL DESIGN	77/552213	3732345
Reynolds Consumer Products LLC	United States	STAYBRITE	77/722088	3829266
Reynolds Presto Products Inc.	United States	SUPERFLEX	78/787758	3331879
Reynolds Consumer Products LLC	United States	SURE SEAL	85/255335	4637452
Reynolds Consumer Products LLC	United States	THE FUN NEVER FADES	85/618182	4498706
Reynolds Consumer Products LLC	United States	THE OFFICIAL CUP OF TAILGATING	86/721659
Reynolds Consumer Products LLC	United States	TUXEDO and design	85/234648	4076301
Reynolds Consumer Products LLC	United States	VIBRANTS	85/257222	4034988
Reynolds Consumer Products LLC	United States	VIBRANTS	85/977666	4243724
Reynolds Consumer Products LLC	United States	WARM APPLE SPICE	85/727047	4394145
Reynolds Consumer Products LLC	United States	ZOO PALS	85/430588	4112005
Reynolds Presto Products Inc.	United States	CHILD-GUARD	86/362601
Reynolds Presto Products Inc.	United States	CHILD-GUARD design	86/362628
Reynolds Presto Products Inc.	United States	CLICK 'N LOCK	86/012709	4661210
Reynolds Presto Products Inc.	United States	CLICK 'N LOCK	86/072105	4753466
Reynolds Presto Products Inc.	United States	CLICK 'N LOCK design	86/363640	4909574
Reynolds Presto Products Inc.	United States	COLOR REVEAL	77/083635	3534635
Reynolds Presto Products Inc.	United States	CREATING SUSTAINABLE ENVIRONMENTS	77/142779	3554731
Reynolds Presto Products Inc.	United States	GEOBIN	77/274420	3513774
Reynolds Presto Products Inc.	United States	GEOPAVE	77/369932	3722991
Reynolds Presto Products Inc.	United States	GEOTERRA	77/447843	3628394
Reynolds Presto Products Inc.	United States	GIFT TOPS	85/432818	4162626
Reynolds Presto Products Inc.	United States	GIVING YOU A LOCK ON GREEN	77/552223	3732346
Reynolds Presto Products Inc.	United States	ISLAND ALOHA	86/699743
Reynolds Presto Products Inc.	United States	ODOR PROTECT	85/729490	4434921
Reynolds Presto Products Inc.	United States	PRESTO	73/769354	1574978
Reynolds Presto Products Inc.	United States	PRESTO	86/660611	4904492
Reynolds Presto Products Inc.	United States	PRESTO AND STARBURST DESIGN	86/660604	4889111
Reynolds Presto Products Inc.	United States	SLIDER GUARD	87/059434
Reynolds Presto Products Inc.	United States	SLIDER-GUARD	87/059443
Reynolds Presto Products Inc.	United States	SMART MATCH	85/359704	4096298
Reynolds Presto Products Inc.	United States	SNAP 'N CLICK	86/247291	4914359
Reynolds Presto Products Inc.	United States	TERRAMAX	78/788215	3270158
Reynolds Presto Products Inc.	United States	TWIST and STORE	77/203105	3513502
Reynolds Presto Products Inc.	United States	ZIPPER SPOOL REUSE PROGRAM	77/552228	3671194

[[NYCORP:3642562v5:4438D:07/21/2017--02:24 PM]]